Exhibit 99.2

Member FDIC. © 2024 United Community Bank | ucbi.com 4Q23 Investor Presentation January 24, 2024

Disclosures 2 CAUTIONARY STATEMENT This Investor Presentation contains “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . In general, forward - looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to potential benefits of the First National Bank of South Miami merger, and the strength of our pipelines and their ability to support business growth across our markets and our belief that our high - quality balance sheet and business mix will support strong performance regardless of future economic conditions . Forward - looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance . Actual results may prove to be materially different from the results expressed or implied by the forward - looking statements . Forward - looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements . Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from acquisitions may not be realized or take longer than anticipated to be realized, (2) disruption of customer, supplier, employee or other business partner relationships as a result of these acquisitions, (3) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to these acquisitions, (4) the risks relating to the integration of acquired banks’ operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) the risks associated with United’s pursuit of future acquisitions, (6) the risk associated with expansion into new geographic or product markets, and (7) general competitive, economic, political, regulatory and market conditions . Further information regarding additional factors which could affect the forward - looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10 - K for the year ended December 31 , 2022 , and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”) . Many of these factors are beyond United’s ability to control or predict . If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward - looking statements . Accordingly, shareholders and investors should not place undue reliance on any such forward - looking statements . Any forward - looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United . United qualifies all forward - looking statements by these cautionary statements .

Disclosures 3 NON - GAAP MEASURES This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations . Such measures include : “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” “Return on assets – pre - tax pre - provision, excluding merger - related and other charges,” “Efficiency ratio – operating,” “Noninterest income – operating,” “Expenses – operating,” and “Tangible common equity to tangible assets . ” Management has included these non - GAAP measures because it believes these measures may provide useful supplemental information for evaluating United’s underlying performance trends . Further, management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about United’s operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non - GAAP Reconciliation Tables’ included in the exhibits to this Presentation .

$27.3 BILLION IN TOTAL ASSETS United Community Banks, Inc. $23.3 BILLION IN TOTAL DEPOSITS Note: See Glossary located at the end of this presentation for reference on certain acronyms 207 BANKING OFFICES ACROSS THE SOUTHEAST Nine - time winner of the J.D. Power award that ranked us #1 IN CUSTOMER SATISFACTION with Consumer Banking in the Southeast AMERICA’S MOST TRUSTWORTHY COMPANIES in 2023 and #2 in the banking industry - Newsweek $0.23 QUARTERLY DIVIDEND – UP 5% YOY WORLD’S BEST BANKS in 2023 for four of the last five years – Forbes $5.6 BILLION IN AUA 12.6% TIER 1 RBC BEST BANKS TO WORK FOR in 2023 for the seventh consecutive year – American Banker 4 Premier Southeast Regional Bank – Committed to Service Since 1950 x Metro - focused branch network with locations in the fastest - growing MSAs in the Southeast x 198 branches, 9 LPOs, and 3 MLOs across six Southeast states; Top 10 market share in GA and SC Extended Navitas and SBA Markets $18.3 BILLION IN TOTAL LOANS AMERICA’S BEST BANKS in 2023 for the ninth consecutive year – Forbes x Navitas subsidiary is a technology - enabled, small - ticket, essential - use commercial equipment finance provider x SBA business has both in - footprint and national business (4 specific verticals) UCBI Banking Offices Regional Full - Service Branch Network National Navitas and SBA Markets Company Overview

2.5% Annualized 4Q EOP loan growth $0.74 $0.39 $0.11 $0.75 $0.45 $0.53 4Q22 3Q23 4Q23 Diluted Earnings Per Share GAAP Operating (1) 8.9% Annualized 4Q EOP deposit growth, excluding brokered deposits $24.38 $25.87 $26.52 $17.13 $17.70 $18.39 4Q22 3Q23 4Q23 Book Value Per Share GAAP Tangible 1.44% Return on common equity – GAAP 10.58% Return on tangible common equity – operating (1) Other 4Q notable items: $3.4 mm in unusual tax benefits (after - tax) $2.5 mm unrealized loss on equity investments $2.4 mm MSR write - down 0.92% Return on average assets – operating (1) 1.33% PTPP return on average assets – operating (1) 2.24% Cost of deposits 28% DDA / Total Deposits $0.11 Diluted earnings per share – GAAP $0.53 Diluted earnings per share – operating (1) 0.18% Return on average assets – GAAP 4Q23 Highlights (1) See non - GAAP reconciliation table slides in the exhibits to this Presentation for a reconciliation of operating performance measures to GAAP performance 1.33% 0.68% 0.18% 1.35% 0.79% 0.92% 4Q22 3Q23 4Q23 Return on Average Assets GAAP Operating 2.07% 1.31% 0.35% 2.09% 1.44% 1.33% 4Q22 3Q23 4Q23 PTPP Return on Average Assets PTPP Operating PTPP (1) (1) 5 (1) 66.3% Efficiency ratio – GAAP 59.6% Efficiency ratio – operating (1)

Strong Customer Deposit Growth x Total deposits were up $453 million in 4Q23 from 3Q23, driven by seasonal increases in public funds and the addition of new public funds accounts x Excluding Progress and FNBSM, total deposits were up $1.4 billion YOY, or 8.4% x Excluding brokered deposits (paid down $52 million), total deposits were up $504 million, or 8.9% annualized from 3Q23 Competitive Market Pricing Drove Funding Costs Higher x 42% cumulative deposit beta since 4Q21, as cost of deposits moved to 2.24% from 2.03% in 3Q23 x DDA% moved to 28% of total deposits from 30% last quarter, as customers moved funds to NOW and CDs 28% 27% 24% 5% 16% DDA MMDA Savings Time NOW Outstanding Deposit Franchise 4Q23 Total Deposits $23.3 billion Total Deposit Beta 12% 23% 32% 38% 42% 17% 23% 29% 34% 0.49% 1.10% 1.64% 2.03% 2.24% -0.22% 0.28% 0.78% 1.28% 1.78% 2.28% 0% 5% 10% 15% 20% 25% 30% 35% 40% 4Q22 1Q23 2Q23 3Q23 4Q23 UCBI Cumulative Deposit Beta KRX Peer Average Cumulative Deposit Beta UCBI Cost of Deposits 6

$19.9 $20.7 $22.3 $22.1 $23.3 $1.3 $0.8 4Q22 1Q23 2Q23 3Q23 4Q23 UCBI Acquisitions $ in billions Deposit Trends x Deposits are granular with a $35 thousand average account size and are diverse by industry and geography x Business deposits of $8.5 billion and personal deposits of $11.4 billion in 4Q23 • The remaining $3.4 billion of deposits are predominantly comprised of public funds 4Q23 Total Deposits $23.3 billion Deposit Mix Shift Customer Deposit Granularity $19,677 $19,417 $19,613 $19,956 $20,594 $69,749 $72,650 $75,033 $75,865 $76,419 4Q22 1Q23 2Q23 3Q23 4Q23 Personal Deposits Avg. Acct Size Business Deposits Avg. Acct Size 38% 34% 31% 30% 28% 62% 66% 69% 70% 72% 4Q22 1Q23 2Q23 3Q23 4Q23 Non Interest Bearing Deposits Interest Bearing Deposits 7 $ actual

39% 10% 23% 1% 18% 5% 2% 2% Residential Mortgage Manufactured Housing 4Q23 Total Loans $18.3 billion Well - Diversified Loan Portfolio Quarter Highlights x Loans increased $116 million, or 2.5% annualized x Construction and CRE ratios as a percentage of total RBC were 75% and 214%, respectively x Top 25 relationships totaled $832 million, or 4.5% of total loans x SNCs outstanding of $264 million, or 1.4% of total loans x Project lending limit of $32 million x Conservative relationship lending limits driven by risk grades C&I Commercial Construction CRE Other Consumer Home Equity Residential Construction 33% 46% 21% Commercial & Industrial Owner Occupied CRE Equipment Financing 8

x Substantial balance sheet liquidity and above - peer capital ratios x Customer deposit growth provided funding for loan growth and to pay down brokered funding x $5.8 billion securities portfolio offers significant near - and medium - term cash flow opportunities x FHLB borrowings remained at zero in 4Q23 7.6% 7.7% 7.9% 8.2% 8.2% 8.2% 8.4% 7.2% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 UCBI KRX Peer Median Loans / Deposits % Tangible Common Equity / Tangible Assets % Common Equity Tier 1 RBC %* 70% 73% 77% 78% 78% 80% 79% 86% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 UCBI KRX Peer Median 12.0% 12.1% 12.3% 12.1% 12.2% 12.2% 12.2% 11.4% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 UCBI KRX Peer Median Balance Sheet Strength – Liquidity and Capital 9 *4Q23 regulatory capital ratios are preliminary

Risk - Based Capital Ratios Tangible Book Value Per Share x 4Q23 regulatory risk - based capital ratios remained above peers and were consistent with 3Q23 x The leverage ratio decreased 24 bps to 9.46%, as compared to 3Q23 due to 4Q balance sheet growth x Quarterly dividend of $0.23 per share, an increase of 5% YOY x Repurchased 83,670 preferred shares in 4Q23 at an average price of $21.97 • Repurchased a total of 338,350 preferred shares at an average price of $21.13 during 2023 x Net unrealized securities losses in AOCI improved by $97 million to $249 million in 4Q23 • AFS securities portfolio of $3.3 billion with a 2.4 - year duration x TCE% of 8.36% increased 18 bps from 3Q23 12.1% 12.3% 12.1% 12.2% 12.2% 11.4% 12.2% 0.5% 0.5% 0.5% 0.5% 0.5% 0.6% 0.4% 1.9% 2.0% 1.8% 1.9% 1.9% 1.7% 1.9% 14.6% 14.8% 14.4% 14.6% 14.5% 13.8% 14.5% 3Q22 4Q22 1Q23 2Q23 3Q23 3Q23 KRX Peer Median 4Q23* CET1 Non-common Tier 1 Tier 2 Total Capital $18.39 $17.70 $0.11 ( $0.24 ) $0.78 $0.04 3Q23 TBV GAAP Earnings Dividends Change in AOCI Other 4Q23 TBV 10 *4Q23 regulatory capital ratios are preliminary

$209.9 $202.6 $203.5 3.76% 3.24% 3.19% 3.74% 3.15% 3.11% $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 2.00% 2.50% 3.00% 3.50% 4.00% 4Q22 3Q23 4Q23 Net Interest Revenue Net Interest Margin Core Net Interest Margin 3.19% 3.24% 0.01% ( 0.05% ) ( 0.01% ) 3Q23 NIM Mix Change Interest Rates Loan Accretion 4Q23 NIM Net Interest Revenue & Net Interest Margin 4Q23 NIM Compression x Net interest revenue increased $897,000 from 3Q23 x Net interest margin decreased 5 bps from 3Q23, primarily driven by increased deposit costs x Core net interest margin of 3.11%, which excludes purchased loan accretion x Purchased loan accretion totaled $5.0 million and contributed 8 bps to the margin, down 1 bp from 9 bps in 3Q23 x Approximately $6.6 billion, or 36% of total loans are floating, or reprice or mature within one year Net Interest Revenue / Margin (1) Yields & Costs $ in millions 5.22% 5.68% 5.85% 6.02% 6.15% 3.76% 3.61% 3.37% 3.24% 3.19% 2.44% 2.51% 2.63% 2.88% 2.91% 0.96% 1.89% 2.50% 2.94% 3.16% 4Q22 1Q23 2Q23 3Q23 4Q23 Loan Yield NIM Securities Yield Cost of IBL (1) Net interest margin is calculated on a fully - taxable equivalent basis (2) Core net interest margin excludes purchased loan accretion (2) (1) 11

$9.5 $8.7 $9.8 $10.3 $9.6 $3.1 $4.5 $6.6 $6.2 $2.0 $5.8 $5.7 $5.6 $6.5 $6.0 $1.5 $1.9 $2.3 $2.7 $2.2 $13.5 $9.4 $12.1 $6.3 $8.8 4Q22 1Q23 2Q23 3Q23 4Q23 Service Charges Mortgage Brokerage / Wealth Mgmt Loan sale gains Other $36.4 $32.0 Linked Quarter x Noninterest income was down $55.1 million to - $23.1 million, primarily due to the $51.7 million loss resulting from the bond portfolio restructuring transaction • Excluding the bond portfolio restructuring transaction, non - interest income was $28.6 million, down $3.4 million from last quarter • $4.2 million decrease in mortgage fees driven by the absence of last quarter’s $1.1 million MSR write - up compared to a $2.4 million MSR write - down in 4Q • Losses on equity securities of $2.5 million compared to $2.2 million in 3Q23 • $451,000 decrease in gains on SBA and Navitas loan sales • $1.4 million in 4Q gains on $24.5 million of SBA loans sold • $868,000 in 4Q gains on $28.3 million of equipment finance loan sales Year - over - Year x Excluding the bond portfolio restructuring transaction, non - interest income was down $4.8 million from 4Q22 • Mortgage rate locks of $223 million in 4Q23 compared to $364 million in 4Q22 $30.2 $33.4 12 Noninterest Income $ in millions $28.6 (1) See non - GAAP reconciliation table slides in the exhibits to this Presentation for a reconciliation of operating performance meas ures to GAAP performance (1)

$117.3 $139.8 $132.4 $144.5 $154.6 $115.9 $131.2 $128.8 $135.3 $138.8 4Q22 1Q23 2Q23 3Q23 4Q23 GAAP Operating Noninterest Expense $ in millions x The GAAP efficiency ratio increased compared to last quarter x On an operating basis, the efficiency ratio increased as increased group medical insurance costs more than offset spread income growth Efficiency Ratio % Noninterest Expense $ 48.0% 57.2% 55.7% 61.3% 66.3% 47.4% 53.7% 54.2% 57.4% 59.6% 57.02% 4Q22 1Q23 2Q23 3Q23 4Q23 GAAP Operating KRX Peer Median x Noninterest expense increased $10.1 million compared to the third quarter mostly due to the FDIC special assessment x Noninterest expense - operating increased by $3.5 million, or 3.0%, quarter over quarter including $3.2 million from higher group medical insurance costs 13 (1) See non - GAAP reconciliation table slides in the exhibits to this Presentation for a reconciliation of operating performance meas ures to GAAP performance (1)

x 4Q23 net charge - offs of $10.1 million, or 0.22% of average loans, annualized x Non - performing assets increased $2.0 million during the quarter and were 0.51% of total loans, an increase of 1 bp from 3Q23 x Past due loans increased $16.1 million during the quarter and were 0.29% of total loans, an increase of 8 bps from 3Q23, primarily commercial driven x Higher risk loans, defined as special mention plus substandard accruing, decreased 0.20% from 3Q23 to 2.7% and were also down 0.20% YOY Credit Quality Net Charge - Offs as % of Average Loans Non - Performing Assets & Past Due Loans as a % of Total Loans 0.55% 0.28% 0.29% 0.23% 0.24% 0.29% 0.43% 0.60% 0.50% 0.51% 0.18% 0.06% 0.09% 0.10% 0.14% 0.18% 0.31% 0.18% 0.21% 0.29% 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 NPAs (%) Past Dues (%) 2.6% 2.6% 2.1% 2.0% 2.1% 1.6% 1.4% 1.2% 1.4% 1.1% 1.5% 1.4% 1.2% 1.2% 1.1% 1.3% 1.6% 1.5% 1.5% 1.6% 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Special Mention (%) Substandard Accruing(%) Special Mention & Substandard Accruing Loans as a % of Total Loans 14 0.17% 0.00% 0.08% - 0.03% 0.03% 0.17% 0.17% 0.20% 0.59% 0.22% 0.12% - 0.03% 0.08% - 0.06% 0.00% 0.14% 0.10% 0.15% 0.49% 0.05% 2020 2021 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 UCBI UCBI Excl. Navitas

Allowance for Credit Losses Allowance for Credit Losses (ACL) Walk - Forward Allowance for Credit Losses (ACL) Note: ACL includes the reserve for unfunded commitments x The 4Q23 reserve increased $4.5 million during the quarter to $224 million x Reserve for unfunded commitments decreased $3.2 million from 3Q23, due to lower commercial construction commitments x ACL levels remain strong at 1.22% of loans, up from 1.18% in 4Q22 $181 $198 $212 $220 $224 1.18% 1.16% 1.22% 1.21% 1.22% 0.65% 0.75% 0.85% 0.95% 1.05% 1.15% 1.25% 1.35% 1.45% 1.55% $30 $50 $70 $90 $110 $130 $150 $170 $190 $210 4Q22 1Q23 2Q23 3Q23 4Q23 ACL - Allowance for Credit Losses $ ACL - Allowance for Credit Losses % $219,624 $224,128 $1,737 ( $3,241 ) ( $10,122 ) ( $175 ) $16,305 3Q23 ACL Loan Growth Unfunded Commitments NCOs Specific Reserve Model Impact / NCO re-fill 4Q23 ACL ($000) 15 $ in millions

Member FDIC. © 2024 United Community Bank | ucbi.com 4Q23 INVESTOR PRESENTATION Exhibits

Navitas Portfolio Net Charge - Offs & Weighted Average FICO Scores x Navitas represents 8% of total loans x Navitas ACL / Loans of 2.17% x Navitas 4Q23 NCOs of 2.05% annualized, or $7.9 million x Of the $7.9 million of losses, $4.4 million came from the Long Haul Trucking segment as the book shrank to just $49 million x Excluding Long Haul Trucking losses, Navitas’ losses were 0.96% of total Navitas loans x Changed practice to mark collateral at repossession date, that had the impact of adding $1.8 million, or 0.47% in 4Q NCOs • $1.4 million of the $1.8 million of increased 4Q NCOs came in the Long Haul Trucking segment Navitas Performance $ in millions $1,017 $1,083 $1,148 $1,211 $1,281 $1,374 $1,447 $1,510 $1,534 $1,543 9.01% 8.89% 8.85% 8.80% 8.79% 8.88% 8.99% 9.12% 9.25% 9.30% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Navitas Loans $ Portfolio Yield % 17 0.74% 0.85% 0.70% 0.13% 0.21% 0.29% 0.10% 0.31% 0.36% 0.50% 0.93% 0.69% 1.62% 2.05% 745 748 749 749 750 750 750 751 751 752 752 754 755 756 1 101 201 301 401 501 601 701 801 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 2019 2020 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 NCOs % - Navitas Weighted Average FICO - Total Portfolio

1% 20% 25% 49% 6% Selected Portfolios – Office $ in millions Note: Progress acquisition contributed $74 million of the increase in office loans outstanding from 4Q22 to 1Q23; Reclass of FNB SM office loans contributed $70 million of the increase in office loans outstanding from 3Q23 to 4Q23 18 Outstanding $785 million % of Total Loans 4.3% Average Loan Size $1.3 million Median Loan Size $553 thousand Largest Loan Size $12.4 million 30 + Days Past Due $2.4 million Special Mention $11.5 million Substandard Accruing $3.2 million Non Accruals $1.4 million 4Q23 Portfolio Characteristics Investment CRE – Office $666 $683 $664 $661 $710 $722 $711 $785 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Substandard Special Mention Pass

1% 20% 25% 49% 6% Selected Portfolios – Senior Care $ in millions $73 $65 $60 $79 $106 $106 $102 $113 $144 $135 $124 $111 $91 $108 $102 $87 $518 $465 $442 $408 $410 $394 $388 $382 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Substandard $ Special Mention $ Pass $ 19 4Q23 Portfolio Characteristics Investment CRE – Senior Care Outstanding $382 million % of Total Loans 2.1% Average Loan Size $6.8 million Median Loan Size $6.2 million Largest Loan Size $18.0 million 30 + Days Past Due $0 Special Mention $86.7 million Substandard Accruing $113.3 million Non Accruals $28.5 million

x Rate locks were $223 million compared to $304 million in 3Q23 x 22% of locked loans were variable rate mortgages in 4Q23, down from 34% in 3Q23 x Sold $114 million loans in 4Q23, up $5 million from $108 million sold in 3Q23 x The decrease in the gain on sale margin was driven by a mix change toward FHA loans, as the gain on sale of the individual products were stable Mortgage Locks & Sales Mortgage Locks - Purchase vs. Refinance Mortgage Activity Trends $364 $335 $305 $304 $223 $68 $79 $131 $108 $114 2.7% 2.9% 2.8% 2.9% 2.4% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $0 $50 $100 $150 $200 $250 $300 $350 $400 4Q22 1Q23 2Q23 3Q23 4Q23 Mortgage locks $ Loans sold $ Gain on sale % 62% 87% 86% 87% 87% 38% 13% 14% 13% 13% 4Q22 1Q23 2Q23 3Q23 4Q23 Purchase Refinance $ in millions 20 x Purchase volume remained the primary driver of originations at 87% of the total

Footprint Focused on High-Growth MSAs in Southeast

Top 10 MSAs - % of Total Deposits



Myrtle Beach, SC
2.0%
Charlotte, NC
2.1%
Orlando, FL
2.3%
Knoxville, TN
2.8%
Gainesville, GA
3.2%
Raleigh, NC
3.7%
Miami, FL
5.3%
Nashville, TN
5.4%
Greenville, SC
8.8%
Atlanta, GA
21.9%

Fastest Growing Major Southeast MSAs (1)	UCBI's % of Total Deposits	'23 – '28 Proj. Pop. Growth %	'23 – '28 Proj. HHI. Growth %
1) Raleigh, NC	3.73%	7.40	11.77
2) Jacksonville, FL	0.52%	6.89	14.35
3) Orlando, FL	2.31%	6.35	10.63
4) Nashville, TN	5.43%	6.12	12.44
5) Charlotte, NC	2.07%	5.80	14.66
6) Tampa, FL	0.12%	5.19	11.68
7) Atlanta, GA	21.85%	4.68	14.16
8) Richmond, VA	--	3.88	12.78
9) Washington, DC	--	2.72	11.66
10) Virginia Beach, VA	--	2.25	14.75
11) Miami, FL	5.30%	1.95	10.76
12) Birmingham, AL	0.73%	1.60	10.87

UCBI MSA Presence

Fastest Growing Mid-Sized Southeast MSAs (2)	UCBI's % of Total Deposits	'23 – '28 Proj. Pop. Growth %	'23 – '28 Proj. HHI. Growth %
1) Myrtle Beach, SC	2.04%	9.38	12.44
2) Winter Haven, FL	--	9.37	9.14
3) Fort Myers, FL	--	8.93	11.31
4) Sarasota, Fl	0.18%	7.73	12.11
5) Port St. Lucie, FL	0.12%	7.53	11.74
6) Fayetteville, AR	--	6.99	10.18
7) Daytona Beach, FL	--	6.56	10.27
8) Charleston, SC	1.10%	6.32	14.65
9) Huntsville, AL	1.71%	5.93	16.50
10) Melbourne, FL	0.11%	5.29	11.06
11) Greenville, SC	8.81%	4.74	12.63
12) Pensacola, FL	--	4.62	9.92
13) Durham, NC	--	4.52	13.77
14) Knoxville, TN	2.75%	4.10	11.62
15) Columbia, SC	0.21%	3.59	13.59

(1) Includes MSAs with a population greater than 1,000,000
(2) Includes MSAs with a population between 500,000 and 1,000,000

21

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	4Q22	1Q23	2Q23	3Q23	4Q23
Noninterest Income					
Noninterest income - GAAP	$ 33,353	$ 30,209	$ 36,387	$ 31,977	$ (23,090)
Bond portfolio restructuring loss	-	-	-	-	51,689
Noninterest income - operating	$ 33,353	$ 30,209	$ 36,387	$ 31,977	$ 28,599
Expenses					
Expenses - GAAP	$ 117,329	$ 139,805	$ 132,407	$ 144,474	$ 154,587
Merger-related and other charges	(1,470)	(8,631)	(3,645)	(9,168)	(5,766)
FDIC special assessment	-	-	-	-	(9,995)
Expenses - operating	$ 115,859	$ 131,174	$ 128,762	$ 135,306	$ 138,826
Diluted Earnings Per Share					
Diluted earnings per share - GAAP	$ 0.74	$ 0.52	$ 0.53	$ 0.39	$ 0.11
Merger-related and other charges	0.01	0.06	0.02	0.06	0.04
Bond portfolio restructuring loss	-	-	-	-	0.32
FDIC special assessment	-	-	-	-	0.06
Diluted earnings per share - operating	0.75	0.58	0.55	0.45	0.53
Book Value Per Share					
Book Value per share - GAAP	$ 24.38	$ 25.76	$ 25.98	$ 25.87	$ 26.52
Effect of goodwill and other intangibles	(7.25)	(8.17)	(8.15)	(8.17)	(8.13)
Tangible book value per share	$ 17.13	$ 17.59	$ 17.83	$ 17.70	$ 18.39
Return on Tangible Common Equity					
Return on common equity - GAAP	10.86 %	7.34 %	7.47 %	5.32 %	1.44 %
Merger-related and other charges	0.15	0.81	0.35	0.82	0.50
Bond portfolio restructuring loss	-	-	-	-	4.47
FDIC special assessment	-	-	-	-	0.86
Return on common equity - operating	11.01	8.15	7.82	6.14	7.27
Effect of goodwill and intangibles	4.19	3.48	3.53	2.89	3.31
Return on tangible common equity - operating	15.20 %	11.63 %	11.35 %	9.03 %	10.58 %

22

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	4Q22	1Q23	2Q23	3Q23	4Q23
Return on Assets					
Return on assets - GAAP	1.33 %	0.95 %	0.95 %	0.68 %	0.18 %
Merger-related and other charges	-	-	-	-	0.06
Bond portfolio restructuring loss	-	-	-	-	0.57
FDIC special assessment	0.02	0.11	0.05	0.11	0.11
Return on assets - operating	1.35 %	1.06 %	1.00 %	0.79 %	0.92 %
Return on Assets to Return on Assets - Pre-tax Pre-provision					
Return on assets - GAAP	1.33 %	0.95 %	0.95 %	0.68 %	0.18 %
Income tax expense (benefit)	0.41	0.29	0.29	0.18	(0.04)
(Release of) provision for credit losses	0.33	0.34	0.35	0.45	0.21
Return on assets - pre-tax, pre-provision	2.07	1.58	1.59	1.31	0.35
Merger-related and other charges	0.02	0.13	0.06	0.13	0.08
Bond portfolio restructuring loss	-	-	-	-	0.75
FDIC special assessment	-	-	-	-	0.15
Return on assets - operating	2.09 %	1.71 %	1.65 %	1.44 %	1.33 %
Efficiency Ratio					
Efficiency ratio - GAAP	47.95 %	57.20 %	55.71 %	61.32 %	66.33 %
Merger-related and other charges	(0.60)	(3.53)	(1.54)	(3.89)	(2.47)
FDIC special assessment	-	-	-	-	(4.29)
Return on assets - operating	47.35 %	53.67 %	54.17 %	57.43 %	59.57 %
Tangible Common Equity to Tangible Assets					
Equity to assets ratio - GAAP	11.25 %	11.90 %	11.89 %	11.85 %	11.95 %
Effect of goodwill and intangibles	(2.97)	(3.36)	(3.31)	(3.33)	(3.27)
Effect of preferred equity	(0.40)	(0.37)	(0.37)	(0.34)	(0.32)
Tangible common equity to tangible assets ratio	7.88 %	8.17 %	8.21 %	8.18 %	8.36 %

23

Glossary ACL – Allowance for Credit Losses MLO – Mortgage Loan Office ALLL – Allowance for Loan Losses MMDA – Money Market Deposit Account AOCI – Accumulated Other Comprehensive Income (Loss) MTM – Marked-to-market AUA – Assets Under Administration MSA – Metropolitan Statistical Area BPS – Basis Points MSR – Mortgage Servicing Rights Asset C&I – Commercial and Industrial NCO – Net Charge-Offs C&D – Construction and Development NIM – Net Interest Margin CECL – Current Expected Credit Losses NOW – Negotiable Order of Withdrawal CET1 – Common Equity Tier 1 Capital NPA – Non-Performing Asset CRE – Commercial Real Estate NSF – Non-sufficient Funds CSP – Customer Service Profiles OO RE – Owner Occupied Commercial Real Estate DDA – Demand Deposit Account PCD – Loans Purchased with Credit Deterioration EOP – End of Period PPP – Paycheck Protection Program EPS – Earnings Per Share PTPP – Pre-Tax, Pre-Provision Earnings FHA – Federal Housing Administration RBC – Risk Based Capital FTE – Fully-taxable equivalent ROA – Return on Assets GAAP – Accounting Principles Generally Accepted in the USA SBA – United States Small Business Administration IBL – Interest-bearing liabilities TCE – Tangible Common Equity ICS – Insured Cash Sweep USDA – United States Department of Agriculture KRX – KBW Nasdaq Regional Banking Index VA – Veterans Affairs LPO – Loan Production Office YOY – Year over Year 24